Exhibit 99.1

Contacts:
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com

Zillow Group Reports Third Quarter 2019 Financial Results

Results reflect expanded margins in Zillow Group’s IMT segment and sharp focus on Zillow Offers execution

SEATTLE – Nov. 7, 2019 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which is transforming the way people buy, sell, rent, and finance homes, today announced its consolidated financial results for the three months ended Sept. 30, 2019. The company’s consolidated quarterly revenue more than doubled year over year, driven by strong results in Zillow Group’s Homes segment and solid performance in the Premier Agent business.

Complete financial results and fourth quarter and full year 2019 outlook can be found in our shareholder letter and in the investor relations section of Zillow Group’s website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx.

“Our third quarter results were strong, demonstrating that Zillow Group’s business model expansion to mechanize real estate transactions is gaining traction as consumer demand reveals people want a better, simpler way to buy, sell, rent and finance homes,” said Zillow co-founder and CEO Rich Barton. “Our core Premier Agent business is strong, with record revenue that exceeded our outlook. The profitability of our Premier Agent business is foundational to Zillow’s success and is the reason we are able to expand Zillow Offers with such confidence and speed. This quarter’s results illuminate how Zillow Group is in the most favorable position to lead Real Estate 2.0.”
Recent highlights include:

•	Total third quarter consolidated revenue grew 117% year over year to $745.2 million, driven primarily by significant growth in the Homes segment.

•
Our Premier Agent business drove third quarter IMT revenue to $335.3 million, a year-over-year increase of 7%. IMT margin improved year over year, reflecting focused cost control and continued operating leverage from our scale and leadership.

•	Consumer awareness and demand for Zillow Offers is growing rapidly. More than 80,000 homeowners requested an offer from Zillow in the third quarter.

•	Zillow Offers opened eight new markets in the third quarter: Portland, Ore.; Nashville, Tenn.; Miami; San Diego; San Antonio; Austin, Texas; and Fort Collins and Colorado Springs, Colo.

•	The company expects to be in 26 markets by mid-2020, including Los Angeles -- the second-largest housing market in the country -- by the end of 2019.

•
Traffic to Zillow Group’s mobile apps and websites reached an all-time high in the third quarter with average monthly unique users up 5% year over year to 195.6 million. Visits exceeded 2.1 billion, up 11% year over year.

Third Quarter 2019 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		2018 to 2019 % Change	Nine Months Ended September 30,		2018 to 2019 % Change
	2019	2018		2019	2018
Revenue:
Homes segment	$384,626	$11,018	3,391%	$762,022	$11,018	6,816%
IMT segment:
Premier Agent	240,698	232,703	3%	690,394	677,320	2%
Rentals	44,430	37,319	19%	124,938	99,670	25%
Other (1)	50,162	43,616	15%	141,899	123,445	15%
Total IMT segment revenue	335,290	313,638	7%	957,231	900,435	6%
Mortgages segment	25,292	18,438	37%	79,637	56,766	40%
Total revenue	$745,208	$343,094	117%	$1,798,890	$968,219	86%
Other Financial Data:
Segment income (loss) before income taxes:
Homes segment	$(87,870)	$(16,428)		$(204,197)	$(30,879)
IMT segment	$42,053	$6,322		$43,839	$(184)
Mortgages segment	$(12,254)	$(623)		$(32,308)	$(625)
Net loss	$(64,649)	$(492)		$(204,151)	$(22,176)
Adjusted EBITDA (2):
Homes segment	$(67,825)	$(13,409)		$(158,801)	$(25,274)
IMT segment	91,102	75,363		216,204	181,764
Mortgages segment	(7,435)	4,211		(15,342)	11,985
Total Adjusted EBITDA	$15,842	$66,165		$42,061	$168,475
Percentage of Revenue:
Segment income (loss) before income taxes:
Homes segment	(23)%	(149)%		(27)%	(280)%
IMT segment	13%	2%		5%	—%
Mortgages segment	(48)%	(3)%		(41)%	(1)%
Net loss	(9)%	—%		(11)%	(2)%
Adjusted EBITDA:
Homes segment	(18)%	(122)%		(21)%	(229)%
IMT segment	27%	24%		23%	20%
Mortgages segment	(29)%	23%		(19)%	21%
Total Adjusted EBITDA	2%	19%		2%	17%
(1) Other revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group Co-founder & CEO Rich Barton and CFO Allen Parker will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A Shareholder Letter is available on the Quarterly Results section of Zillow Group’s investor relations website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx prior to the live conference call and webcast.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via phone (866) 270-1533 toll-free domestically and at (412) 317-0797 internationally.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future of Zillow Offers, Premier Agent, Zillow Home Loans and other parts of our business. Statements containing words such as “may,” “believe,” “anticipate.” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 7, 2019, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to execute on strategy; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of the real estate industry on Zillow Group’s business; the impact of pending legal proceedings described in Zillow Group’s filings with the Securities and Exchange Commission, or SEC; Zillow Group’s ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measure
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect impairment costs;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and income (loss) before income taxes and our other GAAP results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG) houses one of the largest portfolios of real estate brands on mobile and the web that attracted nearly 196 million average monthly unique users during the third quarter of 2019. Zillow Group is committed to leveraging its proprietary data, technology and innovations to make home buying, selling, financing and renting a seamless, on-demand experience for consumers. As its flagship brand, Zillow® now offers a fully integrated home shopping experience that includes access to for sale and rental listings, Zillow Offers™, which provides a hassle-free way to buy and sell homes directly through Zillow; and Zillow Home Loans, Zillow’s affiliated lender that provides an easy way to receive mortgage pre-approvals and financing. Other consumer brands include Trulia®, StreetEasy®, HotPads®, Naked Apartments® and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. Zillow Group business brands for real estate, rental and mortgage professionals, include Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com,www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS #10287.
(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(64,649)
Income tax benefit	N/A	N/A	N/A	N/A	(1,300)
Income (loss) before income taxes	$(87,870)	$42,053	$(12,254)	$(7,878)	$(65,949)
Other income	—	—	(344)	(8,655)	(8,999)
Depreciation and amortization expense	2,331	18,362	1,467	—	22,160
Share-based compensation expense	8,025	30,687	3,416	—	42,128
Interest expense	9,689	—	280	16,533	26,502
Adjusted EBITDA	$(67,825)	$91,102	$(7,435)	$—	$15,842

	Three Months Ended September 30, 2018
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(492)
Income tax benefit	N/A	N/A	N/A	N/A	(14,700)
Income (loss) before income taxes	$(16,428)	$6,322	$(623)	$(4,463)	$(15,192)
Other income	—	—	—	(7,773)	(7,773)
Depreciation and amortization expense	368	22,053	954	—	23,375
Share-based compensation expense	2,219	36,988	2,475	—	41,682
Impairment costs	—	10,000	—	—	10,000
Acquisition-related costs	—	—	1,405	—	1,405
Interest expense	432	—	—	12,236	12,668
Adjusted EBITDA	$(13,409)	$75,363	$4,211	$—	$66,165

	Nine Months Ended September 30, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(204,151)
Income tax benefit	N/A	N/A	N/A	N/A	(3,800)
Income (loss) before income taxes	$(204,197)	$43,839	$(32,308)	$(15,285)	$(207,951)
Other income	—	—	(1,059)	(26,566)	(27,625)
Depreciation and amortization expense	5,384	54,264	4,240	—	63,888
Share-based compensation expense	20,666	118,101	13,117	—	151,884
Interest expense	19,346	—	668	41,851	61,865
Adjusted EBITDA	$(158,801)	$216,204	$(15,342)	$—	$42,061

	Nine Months Ended September 30, 2018
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(22,176)
Income tax benefit	N/A	N/A	N/A	N/A	(22,700)
Loss before income taxes	$(30,879)	$(184)	$(625)	$(13,188)	$(44,876)
Other income	—	—	—	(13,308)	(13,308)
Depreciation and amortization expense	608	72,168	3,525	—	76,301
Share-based compensation expense	4,565	99,753	7,048	—	111,366
Impairment costs	—	10,000	—	—	10,000
Acquisition-related costs	—	27	2,037	—	2,064
Interest expense	432	—	—	26,496	26,928
Adjusted EBITDA	$(25,274)	$181,764	$11,985	$—	$168,475
(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income tax benefit are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in Interest expense.